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                                                                     EXHIBIT 3.4

                MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
                            (A WISCONSIN CORPORATION)

                        1996 INCENTIVE STOCK OPTION PLAN

                             STOCK OPTION AGREEMENT



OPTIONEE:
           ---------------------------------------------------------------------

OPTIONEE'S ADDRESS:
                     -----------------------------------------------------------

DATE OF GRANT:
                  --------------------------------------------------------------

NUMBER OF SHARES:
                  --------------------------------------------------------------

EXERCISE PRICE PER SHARE:
                           -----------------------------------------------------

EXPIRATION DATE:
                  --------------------------------------------------------------



         Merchants and Manufacturers Bancorporation, Inc. and the above-named Optionee hereby agree as follows:

         1. GRANT OF STOCK OPTIONS. In consideration of the continued employment of the Optionee, Merchants and Manufacturers Bancorporation, Inc., a Wisconsin corporation (hereinafter called (the "Corporation"), grants to the Optionee the option (the "Option") to purchase the number of shares of Common Stock, $1.00 par value per share, of the Corporation, set forth above, for an amount equal to the Exercise Price per Share, set forth above, all on the terms and conditions hereinafter stated. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Code.

         2. PLAN. The Option is granted under and pursuant to the Merchants and Manufacturers Bancorporation, Inc. 1996 Incentive Stock Option Plan for key employees of the Corporation and its Subsidiaries adopted April 25, 1996 (herein called the "Plan") and is subject to each and all of the provisions thereof, a copy of which Plan has previously been furnished or made available to the Optionee. All capitalized terms not otherwise defined therein shall have the meanings assigned to such terms in the Plan.

         3. EXERCISE OF OPTION. Subject to the conditions of the Plan, this Option may be exercised at any time and from time to time, in whole or in part, until the termination thereof; provided, however, that the Option herein granted shall in no event be exercised while there is outstanding any Option previously granted to purchase the Stock of the Corporation; provided further that the Option granted herein shall be exercised only upon determination by the Corporation that such exercise and the resulting issuance of shares of Stock oft he Corporation can be effected in compliance with applicable securities laws.



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         4. TERMINATION OF OPTION. Except as otherwise stated herein, the Option to the extent not previously exercised shall terminate upon the first to occur of the following dates, provided that nothing contained herein should be construed to extend the ultimate term of any Option beyond the period of ten
(10) years from the date of grant of the Option:

         a. In the event an Optionee's employment with the Corporation or any of its subsidiaries is terminated for any reason except retirement, death or total and permanent disability, all rights to exercise any option shall terminate immediately.

         b. The expiration of twelve (12) months after the date on which Optionee's employment by the Corporation or any of its subsidiaries is terminated, if such termination is by reason of Optionee's permanent and total disability.

         c. Ninety (90) days after the death of the Optionee, while in the employee of the Corporation or any of its subsidiaries. Optionee's personal representative may exercise the Option as to any of the Option shares not exercised during the Optionee's lifetime at any time within ninety (90) days following the date of Optionee's death; and Corporation shall notify such personal representative of the existence of such options immediately upon receiving notice of Employee's death.

         d. Ninety (90) days after Optionee's normal retirement.

         e. _________________________ (being the expiration of ten (10) years from the date of grant of this Option).

         5. NOTICE OF EXERCISE OF OPTION. The Optionee or the Optionee's representative may exercise this Option by giving written notice to the Corporation at 19105 West Capitol Drive, Brookfield, Wisconsin 53045, Attention:
Corporate Secretary, specifying the election to exercise the Option and the number of shares of Stock in respect of which it is being exercised. The Optionee or the Optionee's representative shall deliver to the Corporate Secretary, at the time of giving such notice, payment in a form that conforms to the requirements of Section 6 hereof for the full amount of the Exercise Price of the shares of Stock as to which this Option is exercised.

         The notice shall be signed by the person or persons exercising this option, and in the event this Option is being exercised by the representative of the Optionee, it shall be accompanied by proof satisfactory to the Corporation of the right of the representative to exercise the Option. No share of stock shall be issued until payment therefor has been made. The Corporation shall thereafter cause to be issued a certificate or certificates for the shares of Stock as to which this Option shall have been so exercised, registered in the name of the person or persons so exercising the Option, and cause such certificate or certificates to be delivered to or upon the order of such person or persons.

         6. PAYMENT FOR STOCK. At the time of giving notice of exercise pursuant to Section 5 hereof, the Optionee or the Optionee's representative shall deliver to the Corporate Secretary payment for the amount of the Exercise Price of the shares of Stock as to which the option is being exercised in United States dollars, by cash or check.




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         7. WITHHOLDING TAX. In the event the Corporation determines that it is required to withhold state or Federal income tax or FICA tax as a result of the exercise of the Option, as a condition to the exercise of the Option, the Optionee will make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

         8. LEGALITY OF ISSUANCE. No shares of Stock shall be issued on the exercise of any option unless and until the Corporation has determined that:

         (a) It and the Optionee have taken all actions required to register the shares of Stock under the Securities Act of 1933, as amended (the "Securities Act"), or to perfect an exemption from the registration requirements thereof;

         (b) Any applicable listing requirements of any stock exchange on which the Stock is listed have been satisfied; and

         (c) Any other applicable provision of state or Federal law has been satisfied.

         9. SECURITIES LAW RESTRICTIONS ON TRANSFERS. The shares of Stock acquired pursuant to the exercise of the option nay not be sold or otherwise disposed of except as otherwise provided in Sections 7, 8, or 9 of the Plan. In addition, and regardless of whether the offering and sale of shares of Stock under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such shares of Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law. In the event that the sale of shares of Stock under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee represents and agrees that the shares of Stock to be acquired pursuant to the exercise of an Option hereunder shall be acquired for investment, and not with a view to the sale or distribution thereof. Stock certificates evidencing shares of Stock acquired under the Plan pursuant to an unregistered transaction shall bear the following or a similar restrictive legend as required or deemed advisable under the provisions of any applicable law:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ('SECURITIES ACT'). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT."

         10. Other Restrictions. The shares of Stock acquired pursuant to the exercise of the option are further subject to additional transfer restrictions pursuant to Section 8 of the Plan and




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to a right of first refusal pursuant to Section 9 of the Plan. Stock certificates evidencing shares of Stock acquired under the Plan shall also bear the following or a similar restrictive legend:

                  "ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE, OR OTHER DISPOSITION OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF THE MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. 1996 INCENTIVE STOCK OPTION PLAN, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE PLAN."

         11. SHAREHOLDER APPROVAL. The Plan was approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the Corporation at the annual meeting of shareholders held on May 28, 1996.

         12. REMOVAL OF LEGENDS. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares of Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Stock but lacking such legend.

         13. NO RIGHT TO CONTINUED EMPLOYMENT. This grant shall not confer upon the Optionee any right with respect to continuance of employment by the Corporation or any Subsidiary, nor shall it interfere in any way with the right of his or her employer to terminate such employment or position at any time.

         14. MISCELLANEOUS.

         (a) Entire Agreement. This Agreement and the Plan together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and there have been and are no restrictions, promises, agreements or covenants between the parties other than those set forth or provided for herein.

         (b) Assignment. Except as specifically provided herein or in the Plan, neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by either of the parties hereto, without the prior written consent of the other party, and any attempted assignment without such written consent shall be null and void and without legal effect. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their permitted successors and assigns.

         (c) Amendment or Modification. No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought.




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         (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (e) Governing Law. This Agreement shall be governed by the internal laws of the State of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed, and the Optionee has executed this Agreement, all as of the day and year first above written.

                                     MERCHANTS AND MANUFACTURERS
                                      BANCORPORATION, INC.



                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------
                                     Attest:
                                            ------------------------------------



         The undersigned Optionee hereby accepts the Option granted hereunder and designates _______________ as the beneficiary to whom the Option may be transferred in the event of my death. I understand that the foregoing designation may be revoked by me in writing at any time and that if no designation is in effect at the time of my death the Option shall be transferred to my estate.


                                     OPTIONEE:



                                     -------------------------------------------



                                 ACKNOWLEDGEMENT

         The undersigned, spouse of Optionee, declares that he/she takes notice of all of the terms and conditions (including, but not limited to the restrictions on disposition of Option Shares) of the foregoing Agreement between the Corporation and the Optionee and that he/she will comply with all of the terms of the Agreement to the full extent of any interests that he/she may have in the Option shares.



Dated:______________             _______________________________________________
                                 Signature



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